Exhibit 5.2




               Opinion of Schnader, Harrison, Segal & Lewis LLP

                                                                 April 3, 2001

Ira M. Dansky, Esquire
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018


          Re: Jones Apparel Group, Inc., Jones Apparel Group USA, Inc., Jones Apparel Group Holdings, Inc. and Nine West Group Inc. Registration Statement on Form S-3


Dear Mr. Dansky:

          As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company") and Jones Apparel Group USA, Inc., a Pennsylvania corporation ("Jones Apparel Group USA") (collectively, the "Pennsylvania Issuers"), we have been requested to render this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which is being filed by the Company, Jones Apparel Group USA, Jones Apparel Group Holdings, Inc., a Delaware corporation, and Nine West Group Inc., a Delaware corporation (collectively, the "Issuers") with the Securities and Exchange Commission on April 3, 2001 under the Securities Act of 1933, as amended.

          The Registration Statement relates to the proposed sale from time to time of up to an aggregate of $805,645,000 Zero Coupon Convertible Senior Notes due 2021 (the "Notes") of the Issuers and up to 7,903,781 shares of the Company's common stock (the "Shares") issuable upon conversion of the Notes, by certain selling securityholders.

          For purposes of this opinion we have examined the Registration Statement; the Subsistence Certificates dated March 21, 2001 issued by the Secretary of the Commonwealth of Pennsylvania with respect to each of the Pennsylvania Issuers; and such other documents as we deemed necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimiled or reproduced copies.

          As special Pennsylvania counsel to the Pennsylvania Issuers, we are not necessarily familiar with all of the Pennsylvania Issuers' affairs. As a further basis for this opinion, we have made such inquiry of the Pennsylvania Issuers as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          Based on the foregoing, we are of the opinion that each of the Pennsylvania Issuers is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and that the Notes have been duly authorized for issuance and constitute legal, valid and binding obligations of the Pennsylvania Issuers enforceable against the Pennsylvania Issuers in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally as the same may relate to the Pennsylvania Issuers and to general equitable principles), and when the Shares are issued in accordance with the terms and conditions of the Notes they will be validly issued, fully paid and non-assessable.

          We are attorneys admitted to practice in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the Commonwealth of Pennsylvania and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law and Pennsylvania law.



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          This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligations to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

          This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without in each instance our prior written consent.

          We hereby consent to the reference to this Firm under the heading "Legal Matters" in the Registration Statement and in the related prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,



                                        /s/ SCHNADER HARRISON SEGAL & LEWIS LLP
                                        ---------------------------------------
                                        SCHNADER HARRISON SEGAL & LEWIS LLP

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